UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NOVOSTE CORPORATION

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Novoste Corporation

3890 Steve Reynolds Boulevard

Norcross, Georgia 30093

(770) 717-0904

Dear Shareholder:

You are cordially invited to attend our 2003 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8:30 a.m., local time, on Tuesday, June 10, 2003 at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, Georgia.

In addition to the matters to be voted on, I will be pleased to report on the affairs of the Company. At the Annual Meeting we will consider:

1.	Election of five (5) directors to the Board of Directors;

2.	Ratification of the reappointment of Ernst & Young LLP as our independent auditors for fiscal year 2003; and

3.	Any other business properly presented at the Annual Meeting or any postponements or adjournments thereof.

Your Board of Directors recommends that you vote in favor of proposals 1 and 2 above as further outlined in this Proxy Statement. This Proxy Statement also provides information relating to our Board of Directors and its committees, our compensation practices and philosophy, and the recommendation of the Audit Committee to the Board of Directors regarding our 2002 financial statements. We encourage you to read this Proxy Statement carefully.

Whether or not you expect to attend the Annual Meeting, we urge you to vote promptly.

Sincerely,

Alfred J. Novak

President and Chief Executive Officer

April 18, 2003

NOVOSTE CORPORATION

3890 Steve Reynolds Boulevard

Norcross, Georgia 30093

(770) 717-0904

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 10, 2003

NOTICE IS HEREBY GIVEN that on Tuesday, June 10, 2003, Novoste Corporation will hold its 2003 Annual Meeting of Shareholders (the “Annual Meeting”) at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, Georgia. The meeting will begin at 8:30 a.m., local time.

At the Annual Meeting, we will consider:

1.	Election of three (3) Class I directors, each to serve for a term of three (3) years or until his successor is elected and qualified, and election of two (2) Class II directors, each to serve for a term of one (1) year or until his or her successor is elected and qualified;

2.	Ratification of the reappointment of Ernst & Young LLP as our independent auditors for fiscal year 2003; and

3.	Any other business properly presented at the Annual Meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Pursuant to our by-laws, the Board of Directors has fixed April 14, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at all postponements or adjournments thereof. Only shareholders of record at the close of business on that date and eligible to vote will be entitled to vote at the Annual Meeting and any postponements or adjournment thereof. A list of all shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at our offices located at 3890 Steve Reynolds Boulevard, Norcross, Georgia 30093.

By Order of the Board of Directors,

Daniel G. Hall

Corporate Secretary

Norcross, Georgia

April 18, 2003

Whether or not you plan to attend the Annual Meeting, please complete and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the vote instruction card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Corporate Secretary of Novoste a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date.

NOVOSTE CORPORATION

3890 Steve Reynolds Boulevard

Norcross, Georgia 30093

PROXY STATEMENT

2003 ANNUAL MEETING OF SHAREHOLDERS

June 10, 2003

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Novoste Corporation, a Florida Corporation, for use at the Annual Meeting of Novoste’s shareholders to be held on Tuesday, June 10, 2003 (the “Annual Meeting”) at 8:30 a.m., local time, at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, Georgia, or at any adjournments or postponements thereof. Novoste’s 2002 Annual Report, which includes Novoste’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, together with this Proxy Statement, are being mailed on or about April 22, 2003 to all shareholders entitled to vote at the Annual Meeting.

Only holders of record of Novoste common stock (“Common Stock”) as of the close of business on April 14, 2003 (the “Record Date”) can vote at the Annual Meeting or any postponements or adjournments that may take place.

All properly executed written proxies, and all properly completed proxies submitted by telephone or through the Internet, that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the Annual Meeting. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

•	“FOR” PROPOSAL 1 TO ELECT THE NOMINEES FOR DIRECTOR

•	“FOR” PROPOSAL 2 TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2003 FISCAL YEAR

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    Q:    Who is entitled to vote?

A:	Holders of record of Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

2.    Q:    What may I vote on?

A:	At the Annual Meeting we will consider the following proposals:

(1)    election of three Class I directors, each to serve for a term of three years or until his successor is elected and qualified, and election of two Class II directors, each to serve for a term of one year or until his or her successor is elected and qualified;

(2)    ratification of the reappointment of Ernst & Young LLP as Novoste’s independent auditors for fiscal year 2003;

(3)    any other business properly presented at the Annual Meeting.

Each of these matters is discussed in further detail in this Proxy Statement.

3.    Q:    How does the Board of Directors recommend I vote on the proposals?

A:	The Board recommends you vote “FOR” each of the nominees for director and “FOR” the reappointment of Ernst & Young LLP.

4.    Q:    How do I cast my vote?

A:	There are four different ways you may cast your vote this year. You may vote by:

(1)    marking, signing and dating each proxy card or vote instruction card and mailing it in the envelope provided. If you return your signed proxy card or vote instruction card, but do not mark the boxes showing how you wish to vote, your shares will be voted in favor of the two proposals;

(2)    telephone, using the toll-free number listed on each vote instruction card (if your shares are held by a bank, broker or other nominee and if such holder makes those methods available);

(3)    the Internet, at the address provided on each vote instruction card (if your shares are held by a bank, broker or other nominee and if such holder makes those methods available); or

(4)    attending the Annual Meeting and voting in person (if your shares are registered directly in your name on Novoste’s books and not held through a broker, bank or other nominee).

If you are the registered shareholder (that is, if you hold a paper certificate instead of holding shares electronically in your brokerage account), you cannot vote by telephone or electronically through the Internet because we have not instituted any mechanism for telephone or electronic voting.

5.    Q:    How do I revoke or change my vote?

A:	To revoke or change your vote:

(1)    notify Novoste’s Corporate Secretary in writing at any time before the Annual Meeting;

(2)    submit a later dated proxy by mail or if your shares are held by a bank, broker or other nominee, by telephone or via the Internet (if such holder makes telephone and Internet voting available); or

(3)    vote in person at the Annual Meeting (if your shares are registered directly in your name on Novoste’s books and not held through a broker, bank or other nominee).

The latest dated, properly completed proxy that you submit will count as your vote. If a vote has been recorded for your shares and you submit a subsequent proxy card that is not properly signed or dated, the previously recorded vote will stand.

6.    Q:    What shares are included on the proxy card or vote instruction card?

A:	The shares on your proxy card represent those shares registered directly in your name and the shares on your vote instruction card represent your shares owned through a bank, broker or other nominee.

7.    Q:    What does it mean if I get more than one proxy card or vote instruction card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or, if you hold your shares in street name, vote by telephone or the Internet) to ensure that all of your shares are voted.

8.    Q:    How many shares can be voted at the Annual Meeting?

A:	As of the Record Date for the Annual Meeting, 16,346,173 shares of Common Stock were issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

9.    Q:    What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares at the close of business on the Record Date. The shares may be present at the meeting or represented by proxy. There must be a quorum for the Annual Meeting to be held. If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting. If a quorum is present, the plurality vote of the total votes cast by the holders of Common Stock is required to elect the three Class I directors and two Class II directors. The ratification of the reappointment of Ernst & Young LLP as independent auditors of Novoste for the year ending December 31, 2003 will require the affirmative vote of a majority of the total votes cast on the proposal.

Abstentions are not counted in the tally of votes for or against a proposal. A withheld vote for the nominees for election as director is the same as an abstention. Abstentions and withheld votes are counted as shares present for quorum purposes.

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Broker non-votes are counted as shares present for quorum purposes, but do not count as votes for or against a proposal.

10.  Q:    When are the shareholder proposals for the 2004 Annual Meeting due?

A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement pursuant to the shareholder proposal rules of the Securities and Exchange Commission must be submitted in writing to Daniel G. Hall, Corporate Secretary, Novoste Corporation, 3890 Steve Reynolds Boulevard, Norcross, Georgia 30093 by December 20, 2003. Any such proposal received after that date will be considered untimely and may be excluded from the proxy materials.

Novoste’s by-laws establish an advance notice procedure with regard to proposals (including director nominations) that shareholders otherwise desire to introduce at the Annual Meeting without inclusion in Novoste’s Proxy Statement for that meeting. Written notice of such shareholder proposals for Novoste’s next Annual Meeting must be received by the Corporate Secretary of Novoste at its principal executive offices not later than March 12, 2004 and must not have been received earlier than February 11, 2004 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the shareholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for shareholder action.

11.  Q:    How may this proxy be solicited and who is bearing the cost of this proxy solicitation?

A:	Proxies may be solicited on behalf of the Board of Directors by mail, telephone and telecopy or in person and Novoste will pay the solicitation costs, which include the cost of printing and distribution of proxy materials and the solicitation of votes. Directors, officers and regular employees of Novoste may solicit proxies by such methods without additional compensation. In addition, Novoste has retained American Stock Transfer & Trust Company to assist Novoste in the solicitation of proxies at a cost estimated to be $28,000,000. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

ELECTION OF DIRECTORS

(Proposal 1)

Under our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors (Classes I, II and III), each of which has a three-year term. The Class I directors have a term that expires at this Annual Meeting, the Class II directors have a term expiring at the 2004 Annual Meeting of Shareholders, and the Class III directors have a term expiring at the 2005 Annual Meeting of Shareholders. At each annual meeting of shareholders, the successors to directors of the class whose term then expires are elected to serve for a three-year term.

The Amended and Restated Articles of Incorporation also provide that the number of directors will be fixed from time to time exclusively by the Board of Directors, but shall consist of not more than twelve nor less than six directors with no class of directors consisting of more than four nor less than two directors. Each of the three Classes of directors currently consists of three directors.

At the Annual Meeting, five directors will be elected, three to serve as Class I directors whose terms expire in 2006 and two to serve as Class II directors whose terms expire in 2004. The Board of Directors has nominated:

•	J. Stephen Holmes, Stephen I. Shapiro and William E. Whitmer to be elected as Class I directors, each for a three-year term; and

•	Alfred J. Novak and Judy Lindstrom, who were elected as directors by the Board of Directors during 2002, to be elected as Class II directors to complete the one-year remaining on the term of the class in which they presently serve.

In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

If a quorum is present, a plurality vote of the total votes cast by the holders of Common Stock is required to elect each of the five directors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Information as to Nominees and Continuing Directors

Class I – Directors Nominated for Election at the Annual Meeting for Terms Expiring in 2006

J. Stephen Holmes, age 59, director since 1992. Mr. Holmes has served as a director of Novoste since October 1992. He became President of Weck Closure Systems, a medical device company, in February 1998. For two years prior thereto, Mr. Holmes was Executive Manager of Saber Endoscopy, LLC, a medical device company he formed in February 1996. From 1992 through 1995, Mr. Holmes was a private investor, having founded several start-up companies from 1979 through 1992, including Adler Instrument Company, Inc., SOLOS Ophthalmology, Inc. and SOLOS Endoscopy, Inc., which he founded in 1982, 1988 and 1990, respectively, and in which he sold his interests in 1988, 1991 and 1991, respectively. Mr. Holmes received a B.S. in Marketing from the University of Evansville.

Stephen I. Shapiro, age 58, director since 1996. Mr. Shapiro has served as a director of Novoste since October 1996. Mr. Shapiro previously served as a director of Novoste from August 1995 until his resignation in March 1996. Since 1999, he has been employed with two venture capital firms, Advanced Technology Ventures and Galen Associates. Beginning in 1982, he was a Managing Principal of The Wilkerson Group, now integrated into IBM’s healthcare consulting group with clients in the health care industry. From 1970 to 1982, Mr. Shapiro held a variety of technical management and strategic planning positions with Union Carbide Clinical Diagnostics and Becton Dickinson and Company. Mr. Shapiro received a B.S. degree in Chemical Engineering from the Massachusetts Institute of Technology and a M.S. degree in Chemical Engineering from the University of California at Berkeley.

William E. Whitmer, age 70, director since 1992. Mr. Whitmer has served as a director of Novoste since October 1992. He was also a director of Interland Inc., a Nasdaq-listed company, from March 2000 until the company’s merger with Micron Electronics, Inc. Mr. Whitmer is a Certified Public Accountant and management consultant. From 1989 until 1992, he was a partner of Ernst & Young, having served as the Associate Managing Director of that firm’s southern United States management consulting group. From 1968 through 1989, Mr. Whitmer was a partner of Arthur Young & Company, having served as the Managing Partner of its East and Southeast United States regions of the management consulting practice from 1975 through 1989. Mr. Whitmer received a B.A. in Economics from Denison University.

Class II – Directors Nominated for Election at the Annual Meeting for Terms Expiring in 2004

Alfred J. Novak, age 55, director since 2002. Mr. Novak was elected by the Board of Directors as a director of Novoste in October, 2002, at the time he was appointed and joined Novoste as Chief Executive Officer. Mr. Novak is a founding member of Syntheon LLC, a company focused on minimally invasive medical devices for the vascular and gastroenterology markets. He serves as Chairman of the board of directors of Orbus Medical Technologies, Inc. and is also Chairman of Transurgical, Inc., two start-up medical device companies focused on cardiology. Between 1996 and 1998 Mr. Novak served as President and Chief Executive Officer of Biosense, Inc. Mr. Novak was employed at Cordis Corporation between 1984 and 1996 in a variety of management positions culminating in his election as Vice President and Chief Financial Officer and a member of the executive committee in August, 1989. Mr. Novak received his MBA from the Wharton School of the University of Pennsylvania and earned his B.S. at the U.S. Merchant Marine Academy.

Judy Lindstrom, age 58, director since 2002. Ms. Lindstrom was elected a director of Novoste in June 2002, by the Board of Directors, to fill a vacancy in the Class II director class. Ms. Lindstrom is currently Chief Operating Officer of Portland Orthopaedics, a medical device manufacturer which produces a unique, proprietary care hip transplant. She has held this position since October 2001. Prior to her position with Portland Orthopaedics, from March 1998 to October 2001, Ms. Lindstrom was a consultant and owner of J.L. International, a consulting firm specializing in international medical device marketing and operations. From August, 1996 to February, 1998, Ms. Lindstrom was employed by Wright Medical Technology, Inc., serving as that company’s Executive Vice President of Global Sales and Marketing from June, 1997 to February, 1998, and it’s Executive Vice President, International from August, 1996 to June, 1997. Ms. Lindstrom served as a director on the board of directors of Everest Medical Corporation from 1991 to 1995 and as a member of the board of directors of the Health Industry Manufacturers Association in 1994. Ms. Lindstrom received a diploma in Registered Nursing from DePaul Hospital in Norfolk, Virginia and earned a B.S. degree in Biology from William and Mary College in Williamsburg, Virginia.

Class II – Continuing Director Whose Term Expires in 2004

Donald C. Harrison, M.D., age 67, director since 1998. Dr. Harrison was elected a director of Novoste in December 1998. He has been Professor of Medicine and Cardiology, University of Cincinnati, and Senior Vice President and Provost for Health Affairs, University of Cincinnati Medical Center, since 1986. Dr. Harrison has been a director of EP Technologies, Inc., InControl Inc., SciMed Life Systems, Inc. and Pharmaceutical Products Development, Inc., and is a member of The Cardiology Advisory Panel of the Procter & Gamble Company. He is a past President of the American Heart Association and was Chief of Cardiology at Stanford University School of Medicine. Dr. Harrison holds an M.D. from University of Alabama School of Medicine and a B.S. in Chemistry from Birmingham Southern College. He is a member of the board of directors of several start-up early stage companies including Uterine Muscle Dysfunction, Venturi, Inc., Atriaire Medical Education and Consultation and Kendle, Inc.

Class III – Continuing Directors Whose Terms Expire in 2005

Norman R. Weldon, Ph.D., age 68, director since 1992. Dr. Weldon co-founded Novoste and was Chairman of the Board of Directors from May 1992, when we began operations, until May 1998. Dr. Weldon is Treasurer and Managing Director of Partisan Management Group, a venture capital fund he co-founded in 1993. From 1986 until May 1996, Dr. Weldon served as President and Chief Executive Officer and as a director of Corvita Corporation, a medical device company Dr. Weldon co-founded in 1986. In July 1996, Pfizer Inc. consummated its acquisition of Corvita. From 1979 to 1987, Dr. Weldon served as President and Chief Executive Officer of Cordis Corporation. From 1964 to 1979, Dr. Weldon served CTS Corporation in various capacities, including as its President and Chief Executive Officer beginning in 1976. Dr. Weldon received, from Purdue University, a Ph.D. in Economics, an M.S. in Industrial Management and a B.S. in Biochemistry. Dr. Weldon is the father of Mr. Thomas D. Weldon, Chairman of the Board of Directors of Novoste.

Thomas D. Weldon, age 47, director since 1992. Mr. Weldon co-founded Novoste and has served as a director since May 1992, when we began operations. In June 1998, Mr. Weldon became Chairman of Novoste. From May 1992 through March 1999, Mr. Weldon also served as Chief Executive Officer of Novoste. He again served as Chief Executive Officer of Novoste, on an interim basis, from January to October 2002, during the Company’s search for a new Chief Executive Officer. In April 1999, he co-founded The Innovation Factory, a medical device venture, where he currently serves as Chairman. Mr. Weldon co-founded and was President, Chief Executive officer and a Director of Novoste Puerto Rico Inc., a manufacturer of disposable cardiovascular medical devices, from 1987 to May 1992, prior to its sale. Previous responsibilities included management positions at Arthur Young & Company and Key Pharmaceuticals. Mr. Weldon received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Operations and Systems Management from Indiana University. Mr. Weldon is the son of Norman R. Weldon.

Charles E. Larsen, age 51, director since 1992. Mr. Larsen co-founded Novoste and has served as a director since May 1992, when we began operations. Currently, Mr. Larsen is the Chief Executive Officer and a director of The Innovation Factory, a medical device venture that he co-founded in 1999. As an employee of Novoste, he served as Chief Operating Officer from 1992 until 1997, and then as Senior Vice President and Chief Technical Officer until 1999. Mr. Larsen co-founded and was Vice President and Director of Novoste Puerto Rico, Inc. from 1987 to May 1992. From 1983 through 1987, Mr. Larsen was a manager of manufacturing engineering at Cordis Corporation. Mr. Larsen received a B.S. in Mechanical Engineering from New Jersey Institute of Technology.

Meetings of the Board of Directors and its Committees

Meetings of the Board of Directors:    During 2002, there were seven meetings of the Board of Directors, one of which was a telephonic meeting. In addition, the Board of Directors acted on two issues, on two separate occasions, by unanimous written consent in lieu of a meeting. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors held during the period in 2002 in which he or she was a director or the total number of meetings held by committees of the Board of Directors during the period in 2002 on which he or she served.

Committee Structure:    At this time Novoste has not established a formal procedure or policy or designated or formed a committee for consideration of shareholder nominees to the Board of Directors. However, the Board of Directors has established the following two standing committees, each of which is composed entirely of non-employee directors:

1.    The Audit Committee of the Board of Directors (the “Audit Committee”) is currently comprised of William E. Whitmer, Chairman, J. Stephen Holmes and Judy Lindstrom. The Audit Committee is composed of non-employee directors who are independent of management and Novoste. The Audit Committee:

•	is directly responsible for the appointment, compensation and oversight of the work of the registered public accounting firm employed by Novoste for the purpose of preparing and issuing an audit report on the financial statements of Novoste;

•	assists the Board of Directors in fulfilling its oversight responsibilities by overseeing

— processes involved in the preparation and review of the financial reports provided to the public,

— Novoste’s system of internal controls over its accounting and financial reporting processes, and

— Novoste’s procedures relating to accounting, finance, and legal compliance and ethics program that have been established by management and the Board of Directors;

•	performs the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market.

A full description of the duties and responsibilities of the Audit Committee is set forth in its charter, which is attached to this Proxy Statement as Appendix A. The Audit Committee met seven times during 2002, two of which meetings were telephonic meetings.

2.    The Stock Option and Compensation Committee of the Board of Directors (the “Stock Option and Compensation Committee”) is currently comprised of Stephen I. Shapiro, Chairman, Donald C. Harrison and Judy Lindstrom. This committee establishes compensation policies and approves compensation for the executive officers of Novoste, and administers our stock option plan. This committee met seven times during 2002, which included one telephonic meeting. In addition, the committee acted on three issues, on three separate occasions, by unanimous written consent in lieu of a meeting.

Compensation of Directors

Directors who are employees of Novoste do not receive additional compensation for serving on the Board of Directors or its committees. During 2002, non-employee directors were reimbursed for their expenses and received a fee of $2,000 per Board meeting attended. Such directors who are also members of a committee of the Board of Directors received a fee of $2,000 annually per committee on which such director is a member, regardless of the number of committee meetings attended by such director during the course of the year. The compensation of the non-employee directors was reviewed by the Stock Option and Compensation Committee and was changed effective January 1, 2003. Beginning in 2003, a non-employee director will be paid a fee of $4,000 for each Board meeting attended. Each director who also serves on a committee will be paid $1,000 for each committee meeting attended, with the director who is a committee Chairperson receiving a fee of $2,000 per meeting. There will be no compensation paid for attendance at a scheduled Board or committee meeting to a director who attends such a meeting only by telephone. Compensation for scheduled telephonic meetings of the Board or any committee will be compensated at one-half of the established Board or committee attendance fee.

In addition, the Board of Directors established an annual retainer for the Chairman of the Board of Directors in the amount of $26,000, payable to the Chairman on the first day of each calendar year, and a retainer for the

Chairman of the Audit Committee in the amount of $24,000 per year. The retainer for the Audit Committee Chairman was awarded for 2002 and 2003. In addition, as partial compensation for director services rendered in 2002, in July 2002, the Board of Directors granted each of its non-employee directors a four-year incentive stock option to purchase 8,000 shares of Common Stock at an exercise price of $3.99 per share. In November 2002, the Board of Directors granted each of its non-employee directors a four-year incentive stock option to purchase another 8,000 shares of Common Stock at an exercise price of $6.43 per share. All of these options become exercisable pursuant to the following schedule: one-fourth of the grant on date of grant and the remaining portions in one-fourth installments on each one-year anniversary thereafter. Vesting of these options ceases on the date the option holder ceases to serve as a director.

Compensation Committee Interlocks and Insider Participation

The members of the Stock Option and Compensation Committee during fiscal year 2002 were Mr. Shapiro, Chairman, Dr. Harrison and Ms. Lindstrom. No member of the Stock Option and Compensation Committee was at any time during the past year an officer or employee of Novoste (or any of its subsidiaries), was formerly an officer of Novoste (or any of its subsidiaries), or had any relationship with Novoste requiring disclosure herein.

During the last year, no executive officer of Novoste served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Stock Option and Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Stock Option and Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Novoste.

Certain Relationships and Related Party Transactions

Novoste has adopted a policy that all transactions between Novoste and its officers, directors, principal shareholders and their affiliates shall be on terms no less favorable to Novoste than could be obtained by it from unrelated third parties, and shall be approved by its Audit Committee. In December 2002, the Audit Committee reviewed and approved an exclusive one-year distribution agreement between Novoste and Orbus Medical Technologies, Inc. (“Orbus”). The agreement provides for distribution of Orbus’ products in Germany by Novoste. Alfred J. Novak, President and Chief Executive Officer of Novoste, also serves as Chairman of the Board of Directors of Orbus and both Mr. Novak and members of his family have an equity investment in Orbus. The Audit Committee undertook a full review of the terms of the agreement and determined the agreement was advantageous to Novoste and that it was no less favorable than could be obtained from an unrelated party transaction.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth a summary of the compensation paid or accrued by us during fiscal years 2002, 2001 and 2000 to (1) our Chief Executive Officer and (2) the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2002 and whose compensation during fiscal year 2002 exceeded $100,000 (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation(2)
Name And Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards		Common Stock Underlying Options (3)	All Other Compensation(4)
Alfred J. Novak	2002	$64,615	$6,417	—	$—		700,000	$—
President and CEO(5)	2001	—	—	—	—		—	—
	2000	—	—	—	—		—	—

Thomas D. Weldon	2002	177,884	20,900	—	—		50,000	3,557
Chairman and CEO(6)	2001	25,000	—	—	—		55,000	—
	2000	144,500	—	—	—		40,000	—

Robert N. Wood, Jr.	2002	206,730	17,655	—	—		26,250	41,196
VP–Marketing & Sales	2001	196,830	100,500	—	—		65,000	22,810
	2000	87,500	67,429	—	—		70,000	—

Edwin B. Cordell, Jr.	2002	193,543	16,372	—	—		25,000	32,063
VP–Finance and CFO	2001	184,327	94,972	—	—		55,000	24,650
	2000	117,692	31,500	—	61,500	(7)	65,000	1,800

Donald J. Webber	2002	179,902	15,455	—	—		23,200	17,454
VP and COO	2001	139,529	75,375	—	—		55,000	18,845
	2000	117,326	32,550	—	—		20,000	2,346

Daniel G. Hall	2002	170,312	14,747	—	—		23,125	24,416
VP and Corporate	2001	156,010	81,656	—	—		55,000	17,297
Secretary & General Counsel	2000	79,038	22,968	—	—		50,000	7,281

(1)	Novoste did not pay any other annual compensation to the Named Executive Officers during the fiscal years ended December 31, 2002, 2001 and 2000.
(2)	Novoste did not grant any stock appreciation rights or make any long term incentive payouts to the Named Executive officers during the fiscal years ended December 31, 2002, 2001 and 2000.
(3)	See “Stock Options” below for the exercise price and vesting terms of the options granted.
(4)	Includes employer contributions to the defined contribution 401(k) plan and the deferred compensation plan.
(5)	Mr. Novak joined Novoste as President and Chief Executive Officer on October 16, 2002.
(6)	Mr. Weldon served as the Chief Executive Officer of Novoste until October 16, 2002.
(7)	The restricted stock award made to Mr. Cordell for fiscal year 2000 is subject to transfer and forfeiture restrictions and vests 25% per year over a 4 year period. Dividends will be paid on such shares when and if declared by the Board of Directors. The value of restricted stock award as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of Common Stock on The Nasdaq National Market one day prior to the date such restricted shares were granted, which was $61,500. Restricted stock awards are reported in the year earned even if paid in a subsequent year. 750 shares of restricted stock were awarded to Mr. Cordell during prior three fiscal years. 750 shares of restricted stock were held by Mr. Cordell at December 31, 2002, the market value of which was $5,415 (as determined by multiplying the number of shares by the closing market price of Common Stock on The Nasdaq National Market on December 31, 2002, which was $7.22.)

Stock Options

The following table sets forth certain information concerning options granted in fiscal year 2002 to the Named Executive Officers named in the Summary Compensation Table.

Option Grants in Fiscal Year 2002

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal Year 2002	Exercise Price Per Share(2)	Expiration Date	5%	10%
Alfred J. Novak	400,000	(4)	28.4	$4.20	10/16/2012	$1,056,542	$2,677,487
	300,000	(5)	21.3	4.20	10/16/2012	$792,407	$2,008,115

Thomas D. Weldon	8,000		0.6	3.99	07/19/2012	$20,074	$50,872
	22,000		1.6	4.25	08/14/2012	$58,802	$149,015
	20,000		1.4	6.43	11/26/2012	$80,876	$204,955

Robert N. Wood, Jr.	26,250		1.9	6.43	11/26/2012	$106,150	$269,004

Edwin B. Cordell, Jr.	25,000		1.8	6.43	11/26/2012	$101,095	$256,194

Donald J. Webber	23,200		1.6	6.43	11/26/2012	$93,816	$237,748

Daniel G. Hall	23,125		1.6	6.43	11/26/2012	$93,513	$236,980

(1)	All options become fully exercisable upon a change of control (as defined in our stock option plan covering employees). Unless otherwise noted, each grant consists of ten-year options granted under the stock option plan covering employees, exercisable cumulatively at the annual rate of one quarter of the number of underlying shares, generally commencing one year from the date of grant.
(2)	The exercise price indicated was the fair market value of a share of Common Stock on the date of grant.
(3)	Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, in option exercises are dependent on the time of such exercise and the future performance of Common Stock.
(4)	25% of the grant vesting on the effective date of the grant, and an additional 25% of the total grant vesting on each one year anniversary thereof.
(5)	The grant will fully vest on October 16, 2007, however, 100,000 shares of the total grant shall vest at such time as the market price of the Common Stock equals or exceeds the price of $8.00 per share and maintains the said $8.00 per share price for twenty (20) out of thirty (30) consecutive days, if such event occurs prior to October 16, 2007; an additional 100,000 shares of the total grant vesting at such time as the market price of the common stock equals or exceeds the price of $12.00 per share and maintains the said $12.00 per share price for twenty (20) out of thirty (30) consecutive days, if such event occurs prior to October 16, 2007; and the remaining 100,000 shares of the total grant vesting at such time as the market price of the common stock equals or exceeds the price of $15.00 per share and maintains the said $15.00 per share price for twenty (20) out of thirty (30) consecutive days, if such event occurs prior to October 16, 2007.

Option Exercises and Holdings

The following table sets forth certain information concerning the number and value realized of options exercised during fiscal year 2002, and the number and value of unexercised options held at December 31, 2002 by the Named Executive Officers.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Alfred J. Novak	—	—	100,000	600,000	$302,000	$906,000
Thomas D. Weldon	—	—	91,500	43,500	$50,325	$35,505
Robert N. Wood, Jr.	—	—	39,063	52,187	$18,010	$28,378
Edwin B. Cordell, Jr.	—	—	33,750	46,250	$17,762	$27,638
Donald J. Webber	—	—	38,300	45,525	$17,407	$26,571
Daniel G. Hall	—	—	33,282	44,843	$17,393	$26,526

(1)	Based on the closing sale price of Common Stock on The Nasdaq National Market as of December 31, 2002 ($7.22 per share) minus the applicable exercise price.

Executive Termination Agreements

In 2001, Novoste entered into termination agreements (the “Agreements”) with its executive officers (including the Named Executive Officers), which provide for benefits in the event of a termination of an executive officer after a change in control of Novoste. During 2002, Novoste entered into Agreements with two executive officers who were elected to the position of Vice President in 2002 and with the President and Chief Executive Officer hired in October 2002. The Agreements entered into in 2001 had an initial term from the date of execution of the Agreements through December 31, 2001. The three Agreements entered into in 2002 had an initial term from the date of execution of the Agreements through December 31, 2002. After the initial term, the Agreements are automatically renewed for one-year terms, unless notice of termination of the Agreement is given 12 months prior to the Agreement termination date. Upon a change in control of Novoste and the subsequent termination of an executive officer, such executive officer will be paid two times his or her annualized compensation, which is calculated as the average of the executive officer’s annual compensation for the five most recent taxable years ending before the change in control. The Agreement does not prevent an executive officer’s termination for cause, either before or after a change in control.

Report of Stock Option and Compensation Committee

The Stock Option and Compensation Committee of the Board of Directors is composed of three non-employee directors and is responsible for the administration of Novoste’s compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Novoste’s compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to Novoste’s performance and shareholder return.

Compensation Philosophy

The primary goal of Novoste is to align compensation with Novoste’s business objectives and performance. Novoste’s aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term shareholder value. To establish the relationship between executive compensation and the creation of shareholder value, the Committee has adopted a total compensation package comprised of base salary, bonus, deferred compensation and stock option awards. Key elements of the compensation philosophy are:

•	Novoste pays competitive salaries based upon salaries paid by leading medical device companies with which Novoste competes for talent.

•	Novoste maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	Novoste made available, during 2002, a deferred income plan for executive officers which provided both life insurance benefits and a means, with a match by Novoste, of deferring and investing up to ten percent of the executive officers compensation. The deferred income plan was discontinued at the end of 2002 as a result of certain restrictions placed upon loans by Novoste to executive officers by the Sarbanes-Oxley Act of 2002.

•	Novoste provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to Novoste’s business challenges and opportunities as owners and not just as employees.

Compensation Program

Novoste’s executive compensation program has four major components, all of which are intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Committee considers these components of compensation individually, as well as collectively, in determining total compensation for executive officers.

Base Salary.    Each year the committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position, and (iii) performance judgments as to each individual’s past and expected future contributions.

The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for Novoste’s executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectations as to his future contributions in leading Novoste.

Annual cash (short-term) incentives.    Novoste has a discretionary, annual cash incentive plan to provide a direct linkage between individual pay and accomplishing key annual corporate objectives.

Target annual bonus awards are established for executive officers based upon peer group surveys and range from 30% to 40% of salary. Each officer who served in an executive capacity during and at the end of 2002, received a bonus for such service up to an amount of 30% of base salary. The bonus award to Alfred J. Novak, the Chief Executive Officer from October 16, 2002, was approximately 40% of his base salary prorated to his date of hire. In addition, Thomas D. Weldon, the Chief Executive Officer until October 16, 2002, received a bonus award of approximately 40% of the salary he was paid during the period he served as the interim Chief Executive Officer of Novoste. In establishing the bonus amounts for 2002, Novoste focused particularly on achievement of revenue and earnings goals for the year, improvement of product quality, achievement of product introduction and site start-up goals, certain clinical trial objectives and the improvement of team work within the management organization. The bonus plan provided for payment for overachievement of the goals established and as a result of superior performance by Novoste during 2002, each executive officer’s 2002 bonus equaled 27.5% of their potential bonus.

Deferred Income Plan.    During 2002, Novoste provided the availability of a deferred income plan for executive officers. The plan permitted executive officers to contribute up to 10% of their pretax earnings with a match by Novoste of 100% of the executive’s contribution, plus an advance equal to the income taxes owed on the contribution and the executive officer’s match, calculated at a 40% tax rate. Upon contribution to the plan, the executive officer was issued a variable life insurance policy, a portion of the value of which was assigned to Novoste in exchange for its contributions. All of the contributions made by the executive officer and Novoste will be invested at the executive officer’s direction in various accounts available in the policy.

In the event of a termination of the executive officer’s employment or a decision by the executive officer to terminate his participation under the deferred income plan, the executive officer may maintain the insurance policy by making premium payments directly to the insurance company. Upon such termination Novoste may recover its premiums paid from the cash value of the insurance policy, unless the executive officer elects to pay Novoste from other funds personally under his control. After Novoste is paid back for the contributions made, the assignment of the value of the policy to Novoste will terminate. Thereafter, the policy, with remaining cash and investment value and the insurance benefit becomes the sole property of the executive officer and the executive officer may take cash distributions from the policy using cash value withdrawals or policy loans, may leave the value in the plan to further accumulate, or may surrender the policy. A surrender of the policy will cause taxation of all investment gains in the policy.

As a result of the prohibitions of loans to executive officers mandated by the Sarbanes-Oxley Act of 2002, Novoste ceased making contributions under the deferred income plan at the end of 2002. All executive officers who were participating in the plan during 2002 have now terminated their participation.

Equity-based incentive compensation.    Novoste’s primary long-term incentive program consists of its employee stock option plan. This stock option plan generally utilizes a four-year vesting period (although some stock options granted to key executives contain performance-based criteria or accelerated vesting features) to encourage key executive officers to continue in employment with Novoste. Through stock option grants, executives receive significant equity incentives to build long-term shareholder value. With respect to stock options, the exercise price of such options granted under this stock option plan is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Common Stock appreciates over the long term.

In 2002, the Committee granted stock options to all executive officers. In reaching its decision, the Committee relied on its experience, the information gained in the hiring process for such officers, and the value of the executive officers’ previously issued stock options. Additionally, two awards were made as an engagement incentive to Mr. Novak when he was appointed the President and Chief Executive Officer in October, 2002.

The Committee also grants restricted stock awards to key executive officers. The restricted stock awards often contain a four-year vesting period similar in nature to the four-year vesting period for stock options. These stock awards are intended to provide the same equity incentives as stock options but with the added benefit of not requiring payment of an exercise price prior to ownership of the underlying stock. In 2002, the Committee did not grant any restricted stock awards.

Compliance with Internal Revenue Code Section 162(m)

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for certain executive officers, unless compensation is performance-based. Because the targeted cash compensation of such executive officers is well below the $1 million threshold and because the Committee believes that any options granted under Novoste’s stock option plan will meet the requirements of being performance-based under the transitional provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to Novoste. Novoste’s policy is to qualify to the extent reasonable its executive officers’ compensation for deductibility under applicable tax laws.

Stock Option and Compensation Committee

Stephen I. Shapiro, Chairman

Donald C. Harrison, M.D.

Judy Lindstrom

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total shareholder return on Novoste Common Stock during the period from December 31, 1997, the last trading day before Novoste’s 1998 fiscal year, through December 31, 2002, with the cumulative total return of the Nasdaq Market Index—U.S. Companies and the Nasdaq Medical Equipment Index. In prior years, Novoste included in this stock performance graph the JP Morgan Hambrecht & Quist Health Care—Excluding Biotechnology Index. However, the JP Morgan Hambrecht & Quist Health Care—Excluding Biotechnology Index ceased to be available during fiscal year 2002. Therefore, we have included the Nasdaq Medical Equipment Index in this stock performance graph. The comparison assumes $100 was invested on December 31, 1997 in Common Stock and in each of the foregoing indices and assumes any dividends were reinvested. The performance shown is not necessarily indicative of future performance.

RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2002

(Proposal 2)

The Audit Committee has selected the firm of Ernst & Young LLP (“Ernst & Young”), independent certified public accountants, to serve as auditors for the year ending December 31, 2003. The Board of Directors has determined that it would be desirable to request that the shareholders ratify such selection. Ernst & Young has served as Novoste’s independent auditors since 1992. We understand that representatives of Ernst & Young will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from the shareholders.

The Audit Committee has the responsibility for selecting Novoste’s independent accountants, and shareholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate the engagement of Ernst & Young as Novoste’s independent accountants without the approval of the shareholders whenever the Audit Committee deems termination necessary or appropriate.

The work performed by Ernst & Young during 2002 and the related fees are set forth below.

a.	Audit Fees

Ernst & Young provided audit services to Novoste consisting of the annual audit of Novoste’s 2002 consolidated financial statements and quarterly reviews of the financial statements in the 2002 Forms 10-Q. The fees paid to Ernst & Young for these services were $309,000.

b.	Financial Information System Design and Implementation Fees

Ernst & Young did not perform any financial information system design or implementation work for Novoste during 2002.

c.	All Other Fees

Ernst & Young provided various audit-related services to Novoste, including consultation on accounting and reporting matters, audits of separate financial statements of subsidiaries and affiliates and employee benefit plans and procedures performed in connection with certain filings with the SEC. Ernst & Young also provided non-audit-related services, primarily consultation on tax-related matters. Fees for these services performed during 2002 are as follows:

Audit-Related Services	$148,800
Non-Audit Related Services	$389,372

$538,172

The Audit Committee typically meets with Ernst & Young throughout the year. The Audit Committee reviews both audit and non-audit services performed by Ernst & Young as well as fees charged by Ernst & Young for such services. As part of the annual review process of the Ernst & Young services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

The affirmative vote of a majority of the total votes cast on the proposal will be required for the ratification and reappointment of Ernst & Young as independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF ERNST & YOUNG’S APPOINTMENT AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2003.

Report of the Audit Committee

The Audit Committee of Novoste’s Board of Directors is composed of the following non-employee directors: William E. Whitmer, the Chairman, J. Stephen Holmes, and Judy Lindstrom. The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of Novoste’s consolidated financial statements, the qualifications and independence of Novoste’s independent auditors, and Novoste’s internal financial and accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace Novoste’s independent auditors. None of the current members of the Audit Committee are employees of Novoste and the Board of Directors has determined that each member of the Audit Committee is independent (as independence is defined in the listing standards of the Nasdaq Stock Market currently in effect).

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Novoste’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors. A written charter governing the functions of the Audit Committee was revised and approved by the Board of Directors on April 15, 2003. A copy of the Audit Committee’s current charter is attached to this Proxy Statement as Appendix A.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Novoste’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Novoste’s independent accountants also provided to the Audit Committee the written disclosure and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm’s independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants’ independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Novoste’s Annual Report on Form 10-K, and amendments thereto, for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee

William E. Whitmer, Chairman

J. Stephen Holmes

Judy Lindstrom

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of the Record Date with respect to the beneficial ownership of Common Stock by (i) each director and nominee for election as director, (ii) each executive officer named in the Summary Compensation Table under “Executive Compensation” in this Proxy Statement and (iii) all executive officers and directors as a group:

Name	Shares	Options	Total Beneficial Ownership		Percentage (1)
Thomas D. Weldon (2) (3) (4)	218,770	101,500	320,270		2.0%
Norman R. Weldon, Ph.D. (4) (5)	280,571	26,500	307,071		1.9%
Charles E. Larsen	311,161	16,500	327,661		2.0%
Alfred J. Novak	0	100,000	100,000		*
Judy Lindstrom	0	11,500	11,500		*
J. Stephen Holmes	0	26,500	26,500		*
William E. Whitmer	9,000	31,500	40,500		*
Stephen I. Shapiro	4,213	26,500	30,713		*
Donald C. Harrison, M.D.	1,000	34,000	35,000		*
Edwin B. Cordell, Jr.	3,000	33,750	36,750		*
Robert N. Wood, Jr.	1,018	39,063	40,081		*
Dan Hall	3,000	33,282	36,282		*
All executive officers and directors as a group (18 persons)	769,027	720,121	1,489,148	(6)	9.1%

(*)    Less than 1%.

(1)	Applicable percentage of ownership as of April 14, 2003 is based upon 16,346,173 shares of Common Stock outstanding. A person is deemed to be the beneficial owner of Common Stock that can be acquired within 60 days from April 14, 2003 upon the exercise of options, and that person’s options are assumed to have been exercised (and the underlying shares of Common Stock outstanding) in determining such person’s percentage ownership. Consequently, the denominator for calculating such percentage may differ for each shareholder.
(2)	Includes 2,500 shares held in trust for the benefit of Mr. Weldon’s son and 2,500 shares held by Mr. Weldon as custodian for his nephew.
(3)	Includes 49,668 shares held by Mr. Weldon’s spouse.
(4)	Includes 67,571 shares held by The Weldon Foundation, Inc., a Florida not-for-profit corporation in which Thomas D. Weldon and Norman R. Weldon are directors. Mr. Weldon and Dr. Weldon disclaim beneficial ownership of all shares held by The Weldon Foundation, Inc.
(5)	Includes 14,250 shares held by Dr. Weldon’s spouse but excludes all shares held by Dr. Weldon’s adult children, none of whom reside with Dr. Weldon.
(6)	Includes 1,012 shares of Common Stock and 192,375 shares of Common Stock that can be acquired within 60 days from April 14, 2003, upon exercise of options held by executive officers not named in the Summary Compensation Table under “Executive Compensation” section of this Proxy Statement.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of the Record Date with respect to the ownership of shares of Common Stock by each person believed by management to be the beneficial owner of more than five percent of the outstanding Common Stock. The information is based on the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission on behalf of such persons or other information made available to us.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
Liberty Wanger Asset Management, L.P. and related parties(1) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,259,300	13.82%

Durus Capital Management(2) 20 Marshall Street, Ste 320, South Norwalk, Connecticut 06854	1,738,362	10.6%

JANA Partners LLC(3) 536 Pacific Avenue San Francisco, California 94133	1,397,879	9.7%

Oracle Investment Management, Inc. and related parties(4) 200 Greenwich Avenue, 3rd Floor Greenwich, Connecticut 06830	1,427,988	9.7%

Lord, Abbet & Co.(5) 90 Hudson Street Jersey City, New Jersey 07302	1,483,716	9.1%

Trellus Management Company, LLC and related party(6) 350 Madison Avenue, 9th Floor New York, New York 10017	838,500	5.1%

(1)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission by Liberty Wanger Asset Management, L.P. (“WAM”), WAM Acquisition GP, Inc., the general partner of WAM, and Liberty Acorn Trust on February 12, 2003. The Schedule 13G discloses that WAM has shared power to vote or direct the vote of and to dispose of or to direct the disposition of all these shares with WAM Acquisition GP, Inc. and 1,840,000 shares with Liberty Acorn Trust.
(2)	Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission by Durus Capital Management (“Durus”) on April 10, 2003. The Schedule 13G discloses that Durus has sole power to vote or direct the vote of and to dispose of or to direct the disposition of all these shares.
(3)	Information obtained from Schedule 13D/A filed with the Securities and Exchange Commission by JANA Partners LLC (“JANA”) on January 31, 2003. The Schedule 13D/A discloses that JANA has sole power to vote or direct the vote of and to dispose of or to direct the disposition of all these shares.
(4)	Information obtained from Schedule 13D filed with the Securities and Exchange Commission by Oracle Investment Management, Inc. (“Oracle”), Oracle Partners, L.P. (“Oracle Partners”), Oracle Associates, LLC (“Oracle Associates”) and Larry N. Feinberg on September 24, 2002. Oracle serves as investment manager to and has investment discretion over the securities held by Oracle Partners. Oracle Associates serves as the general partner of Oracle Partners. Mr. Feinberg serves as the senior managing member of Oracle Associates. The Schedule 13D discloses that (i) Oracle has shared power to vote or direct the vote of and to dispose of or to direct the disposition of 1,581,105 shares, (ii) Oracle Partners has the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,031,705 shares; (iii) Oracle Associates has shared power to vote or direct the vote of and to dispose of or to direct the disposition of 1,292,405 shares; and (iv) Mr. Feinberg, has shared power to vote or direct the vote of and to dispose of or to direct disposition of 1,587,105 shares.

(5)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission by Lord, Abbett & Co. on January 28, 2003. The Schedule 13G discloses that Lord Abbett & Co. has sole power to vote or direct the vote of and to dispose of or to direct the disposition of all these shares.
(6)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission by Trellus Company, LLC (“Trellus”) and Adam Usdan on September 10, 2002. The Schedule 13G discloses that Trellus and Mr. Usdan have shared power to vote or direct the vote of and to dispose of or to direct the disposition of all these shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Novoste’s equity compensation plans. The information is as of December 31, 2002 and includes equity awards granted to employees subsequent to fiscal year-end but as part of year-end compensation for fiscal year 2002. Novoste has not made any grants outside of its equity compensation plans.

Novoste currently has stock options outstanding which were granted from three plans approved by our shareholders, the Novoste Corporation Employee Equity Plan, the Novoste Corporation Non-Employee Stock Option Plan and the Novoste Corporation 2001 Stock Plan and two plans which were not approved by our shareholders, the Novoste Corporation Broad-Based Stock Plan and the 2002 Chief Executive Officer Stock Option Plan.

The Novoste Corporation Employee Equity Plan has terminated in accordance with its terms and there are, therefore, no shares available for future option grant under that Plan. The 2002 Chief Executive Officer Plan was created specifically for providing a retention incentive when Novoste hired a new Chief Executive Officer in October 2002. There are no additional shares available for grant under the Plan. Novoste does not have any warrants or stock appreciation rights outstanding under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,446,953	$14.8937	233,225
Equity compensation plans not approved by security holders	838,425	4.2896	61,575

Total	3,285,378	$14.1693	294,800

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that officers, directors and holders of more than 10% of the Common Stock (collectively, “Reporting Persons”) file reports of their trading in Novoste equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the reporting persons during the last fiscal year, Novoste believes that all Reporting Persons complied with all applicable Section 16 filing requirements for Form 4 filings during 2002. All of the Reporting Persons also complied with all applicable Section 16 filing requirements relating to Form 3 filings. All of the Executive Officer and Director Form 5’s for 2002 were filed fifteen (15) days late with Donald C. Harrison, J. Stephen Holmes, Cheryl R. Johnson, Charles E. Larsen, Douglas B. Schumer, Stephen I. Shapiro, Susan D. Smith, Norman R. Weldon and William E. Whitmer each disclosing one (1) transaction; and Edwin B. Cordell, Jr., Richard J. diMonda, Daniel G. Hall, Adam G. Lowe, Robert P. Walsh, Donald J. Webber, Thomas D. Weldon, and Robert N. Wood, Jr., each disclosing two (2) transactions; and David C. Field disclosing three (3) transactions; and William A. Hawkins disclosing four (4) transactions.

OTHER BUSINESS

We have no other matter that may properly come before the Annual Meeting. However, if any other matter requiring a vote of shareholders should arise, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their best judgment.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with notices sent to shareholders sharing a single address, Novoste is sending only one 2002 Annual Report (including its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002) and Proxy Statement to that address unless it received contrary instructions from any shareholder at that address. This “householding” practice reduces Novoste’s printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the 2002 Annual Report (including the Form 10-K/A) or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a householded address wanting to request delivery of a copy of the 2002 Annual Report (including the Form 10-K/A) or Proxy Statement, should contact Novoste’s transfer agent, American Stock Transfer and Trust Company, at 1-877-777-0800 or www.amstock.com, or may write to them at 6201 15th Avenue, Brooklyn, NY 11219.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any householded shareholder may request prompt delivery of a copy of the 2002 Annual Report (including the Form 10-K/A) or Proxy Statement by contacting Novoste at 770-810-3149 or may write to its Investor Relations Department, 3890 Steve Reynolds Boulevard, Norcross, Georgia 30093.

ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS

This Proxy Statement and the 2002 Annual Report (including the Form 10-K/A) are available on the Novoste’s website at www.novoste.com. Your consent to access these documents over the Internet can save Novoste postage and printing expense. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a shareholder of record, you may sign up for this service by contacting American Stock Transfer and Trust Company at www.amstock.com. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

Norcross, Georgia

April 18, 2003

Appendix A

NOVOSTE CORPORATION

AUDIT COMMITTEE CHARTER

Revised as of April 15, 2003

STATEMENT OF POLICY

The Audit Committee of the Board of Directors of Novoste Corporation (“the Company”) is responsible for assisting the Board of Directors in its oversight of the accounting and reporting practices of the Company, the quality and integrity of the financial reports and financial management processes of the Company, and the legal compliance and ethics programs established by management and the Board.

The primary functions of the Audit Committee are:

1)	To be directly responsible for the appointment, compensation, and oversight of the independent accounting firm engaged by the Company to audit the Company’s financial statements,

2)	To assist the Board of Directors in fulfilling its responsibilities by overseeing

a.	The processes involved in the preparation and review of the financial reports issued to the public and included in submissions to the Securities and Exchange Commission (“SEC”),

b.	The Company’s systems of internal control over its accounting and financial reporting processes, and

c.	The Company’s procedures relating to accounting, finance, and legal compliance and ethics programs that have been established by management and the Board, and

3)	To perform all other activities required of audit committees of public companies under applicable laws, rules, and regulations as well as the requirements of all securities exchanges on which the Company’s securities are listed.

While the Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of management to prepare the Company’s financial statements and related reports, and it is the independent auditors’ responsibility to express their opinion on the annual financial statements of the Company and to review the quarterly financial statements issued to the public and regulatory organizations. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles. The Committee’s authority, duties and responsibilities are discharged through evaluating reports given to the Committee, presentations made to the Committee and other significant financial reporting decisions reported to the Committee by management and the independent auditors. As part of fulfilling its oversight responsibilities, the Audit Committee will make every effort to maintain free and open communications between management, the independent auditors, the Committee, and other directors.

ORGANIZATION

The Audit Committee shall be comprised of three or more directors who are appointed by the Board of Directors, one of whom shall be designated by the Board as Chairman of the Committee. Members of the Committee shall meet the independence requirements established by applicable laws, rules, and regulations and by The NASDAQ Stock Market, and these individuals shall be free of any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Audit Committee shall be able to read and understand financial statements, and at least one member of the Committee shall be a financial expert as defined by applicable laws, rules, and regulations. The Board of Directors shall determine and state which member or members are financial experts.

MEETINGS

The Audit Committee shall meet at least four times annually, and shall meet more often as circumstances require. The Chairman of the Committee is responsible for providing leadership to the Committee, setting the agendas for meetings, presiding over meetings, making Committee assignments as appropriate, and reporting to the Board of Directors on all Committee activities. The Committee or designated Committee members will meet with members of management or employees of the Company, the independent auditors, outside legal counsel, consultants, and others in the performance of its responsibilities and duties. Such meetings may be part of scheduled Committee meetings, or may be in separate, private sessions.

RESPONSIBILITIES AND DUTIES

The Audit Committee intends for its policies and procedures to be flexible in order to react to changing conditions, and to enable the Committee to assure the directors and shareholders that the Company’s accounting and reporting practices are in accordance with all applicable laws, rules and regulations and are of the highest quality.

To fulfill these responsibilities, the Committee will:

1)	Review this charter on an annual basis and recommend any proposed changes to the Board of Directors for approval.

2)	Have the authority to appoint, retain and replace the independent auditors, approve the compensation of the independent auditors, and oversee the work of the independent auditors in their performance of the audit of, and reporting upon, the Company’s financial statements. The independent auditors will report directly to the Committee.

3)	Assess the independence of the audit firm by:

a.	Reviewing and approving in advance all audit and non-audit services to be performed by the independent auditors,

b.	Receiving a written communication annually from the independent auditors delineating all relationships and services performed for the Company as required by the Independence Standards Board Standard No. 1,

c.	Discussing with the independent auditors any matters that might have an impact on their objectivity and independence, and

d.	Taking appropriate action to resolve any issues relating to the auditor’s independence.

4)	Review with management and the independent auditors the scope and plans for the annual audit and for quarterly reviews and other examinations of financial information and accounting and reporting processes.

5)	Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal accounting and financial reporting controls, and receive recommendations for improvement in these processes and controls.

6)	Review and discuss with management and the independent auditors, upon completion of the annual audit:

a.	The Company’s financial statements and related notes,

b.	The independent auditor’s report on the financial statements,

c.	The independent auditor’s conclusions about the quality, not just the acceptability, of the critical accounting principles and judgments used in preparing the financial statements, to include such matters as the consistency of application of accounting principles, alternative accounting principles that have been discussed with management and the treatment preferred by the auditor, and the clarity and completeness of the information contained in the financial statements, notes, and related disclosures,

d.	All adjustments made to the financial statements as a result of the audit and any proposed adjustments not recorded, and the reasons for the decision to not record such adjustments,

e.	The management letter issued by the independent auditor,

f.	Any disagreements or serious difficulties that occurred during the audit between management and the independent auditors and take appropriate steps to resolve such disagreements if necessary,

g.	Any other matters required to be communicated by the independent auditors under Statements on Auditing Standards Nos. 61 and 90, Communications with Audit Committees.

7)	Meet with the independent auditors without management present to discuss such issues as the independent auditors’ evaluation of the effectiveness of the Company’s financial management, the cooperation received by the independent auditors during the audit, and any other items that either the independent auditors or the Committee believes should be addressed.

8)	Based upon its reviews and discussions with management and the independent auditors, the Committee will determine whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

9)	Prepare a written report to be included in the Company’s annual proxy statement that states that the Committee has:

a.	Reviewed and discussed the audited financial statements with management and the independent auditors,

b.	Received and discussed with the independent auditors the matters required to be covered by SAS No. 61,

c.	Received and discussed a written disclosure from the independent auditors regarding their independence, and

d.	Recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K

10)	Review and discuss with management and the independent auditors the financial information to be included in the Company’s quarterly earnings announcements prior to release of the information to the public, and ensure that all issues related to the quarterly financial information are discussed and resolved prior to the earnings release. Also, the Committee will review the Form 10-Q prior to filing with the SEC, and ascertain that management and the independent auditors are satisfied with the information presented and the disclosures made in the report.

11)	Oversee the activities of the Company’s Disclosure Committee. The Committee will assess whether the reviews of the Company’s SEC reports and other public disclosures that are conducted prior to their filing or issuance are sufficient to determine that the information included therein is complete and accurate, and whether such reviews are conducted in accordance with the Disclosure Committee Charter.

12)	Discuss with management and oversee management’s analysis, documentation, and evaluation of the Company’s internal controls, and review and approve the following:

a.	The plan and schedule for performing the analysis and evaluations,

b.	The resources to be committed to the project including outside consultants,

c.	The independent auditor’s role in advising the Company on the project,

d.	Management’s conclusions about the effectiveness of the internal controls, and actions being taken to correct weaknesses in controls,

e.	The independent auditor’s report on management’s evaluation of the Company’s internal controls, and

f.	The process established to maintain and update the internal control documentation, and to address weaknesses in controls as they may occur.

13)	Inquire of management and the independent auditors about significant business risks and exposures that the Company has and determine the effectiveness of the Company’s processes for identifying, assessing, and dealing with such risks as they arise.

14)	Review and approve any related-party business transactions in which Company officers or directors have an interest. Discuss and evaluate the facts and circumstances associated with each transaction, and recommend whether or not the transaction should be consummated.

15)	Discuss with management, legal counsel, and the independent auditors the Company’s processes for establishing and maintaining its legal compliance and ethics programs.

16)	Establish procedures that provide for receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters. Such procedures will allow for confidential, anonymous complaints from employees of the Company on any questionable accounting or auditing issues, and will be communicated to all employees on a regular, periodic basis.

17)	Present a summary of Audit Committee activities and actions at each meeting of the Board of Directors. If appropriate, arrange for the independent auditors to meet with the full Board to discuss the results of the annual audit or other matters relating to the accounting and financial reporting of the Company.

18)	Have the authority, at its discretion, to conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities.

19)	Conduct a self-assessment annually of the Committee’s performance against the responsibilities and duties as stated in this Charter, and adjust the Committee’s activities as a result of this evaluation.

OUTSIDE ADVISORS

The Committee shall have the authority to retain at the Company’s expense such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions.

*     *     *

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

NOVOSTE CORPORATION

June 10, 2003

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2) and (3)

LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	WITHHELD				FOR	AGAINST	ABSTAIN

(1)	Election of three (3) Class I Directors to serve until the 2006 Annual Meeting of Shareholders and election of two (2) Class II Directors to serve until the 2004 Annual Meeting	☐	☐	Nominees: Class I J. Stephen Holmes Stephen I. Shapiro William E. Whitmer Class II Judy Lindstrom Alfred J. Novak	(2)	Ratification of the reappointment of Ernst & Young L.L.P. as our independent auditors for fiscal year 2003	☐	☐	☐
					(3)	Upon any and all such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof of Shareholders	☐	☐	☐

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2), and (3) above unless the shareholder specifies otherwise, in which case it will be voted as specified.

SIGNATURE(S):                                                                                                                                               DATE:                          , 2003

NOTE: Executors, Administrators, Trustees, etc. should give full title

PROXY

NOVOSTE CORPORATION

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas D. Weldon, proxy, with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Novoste Corporation on June 10, 2003, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxy is instructed to vote as indicated herein.

Please complete, date and sign on the reverse side and mail in the enclosed envelope.